Exhibit 99.1
Email from Ben Wolff to the employees of Clearwire Corporation and the XOHM division of Sprint Nextel Corporation:
Dear Clearwire and XOHM Team Members,
I am pleased to announce that I will be recommending the following appointments to the Board of Directors of the new Clearwire following close of our transaction:

Barry West	President and Chief Architect
Perry Satterlee	SVP – Chief Operating Officer
Atish Gude	SVP – Chief Marketing Officer
Broady Hodder	SVP – General Counsel
Gerry Salemme	EVP – Strategy, Policy & External Affairs
John Saw	SVP – Chief Technology Officer
Scott Richardson	SVP – Chief Strategy Officer
Scott Hopper	SVP – Corporate Development
John Butler, our CFO, has informed me of his decision to leave Clearwire effective at the close of the transaction to spend more time with his family. I will miss John a great deal. He has been a tremendous partner and he has my deepest gratitude for his many contributions to Clearwire over the past 3 1/2 years. An external search is being initiated for John’s successor.
I will be working with each of these key leaders to finalize their organization and staffing selections, with an expectation that additional leadership positions will be announced by the end of next week, and final organization and staffing announcements completed by October 31st. I am pleased that Barry and Atish have agreed to relocate to Seattle in the coming months. The locations for other leaders will be finalized as part of staffing plans, although I want to be clear that we will continue to have an important presence in Herndon.
Our goal in launching the new Clearwire was to fully leverage the expertise and experience from both our teams. The appointments we are announcing today are consistent with this objective and position the new Clearwire for tremendous growth and success.
There is extraordinary talent on our respective teams. Achieving the new Clearwire’s full potential, however, will take more than talent alone. It will require us to come together as a team to bring out the best in ourselves and one another. The opportunities that lie before us are virtually limitless. Here’s to building a truly great company — together.
Ben Wolff
CEO

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FORWARD-LOOKING STATEMENTS
Information in this email that involves expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. In this email they are identified by references to dates after the date of this email and words such as “outlook,” “will,” “will be,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “should,” “continue,” and similar expressions. Factors that could cause actual future results to differ materially from those expressed in the forward-looking statements set forth in this email include, but are not limited to, the timing and successful completion of the transactions described in this email (including the timing and receipt of stockholder and regulatory approvals and the satisfaction of other closing conditions) and the combined companies’ success in executing planned strategies.
Important Additional Information About This Transaction
In connection with the proposed transaction with Sprint Nextel Corporation (“Sprint”), Clearwire filed a proxy statement with the SEC. CLEARWIRE SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED TRANSACTIONS. The final proxy statement/prospectus will be mailed to shareholders of Clearwire. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or by directing a request to Clearwire Investor Relations at investorrelations@clearwire.com or (425) 216-4735. In addition, investors and security holders may access copies of the documents filed with the SEC by Clearwire on Clearwire’s website at www.clearwire.com, when they become available.
Participants in Solicitation
Sprint, Clearwire and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information concerning Sprint’s participants is set forth in the proxy statement dated March 27, 2008 for Sprint’s 2008 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Clearwire’s participants is set forth in the proxy statement dated April 29, 2008 for Clearwire’s annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Sprint and Clearwire in the solicitation of proxies in respect of the proposed transactions is included in the registration statement and proxy statement/prospectus contained therein, filed with the SEC. Once filed, those documents are available free of charge at the websites of the SEC and Clearwire.